AMENDED AND RESTATED BYLAWS OF
PLX PHARMA INC.
(a Delaware Corporation)

PLx Pharma Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (“DGCL”), hereby adopts these Amended and Restated Bylaws (the “Bylaws”), which restate, amend and supersede the bylaws of the Corporation, as previously amended and restated, in their entirety as described below:

ARTICLE 1
OFFICES

SECTION 1.1.            Principal Office. The principal offices of the Corporation shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 1.2.            Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

SECTION 2.1.            Place of Meeting; Chairman. All meetings of stockholders shall be held at such place, whether in or out of the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Chairman of the Board of Directors (the “Chairman of the Board”) or any other person specifically designated by the Board of Directors shall act as the Chairman for any meeting of stockholders of the Corporation. The Chairman of the Board (or his or her designee) shall have full authority to control the process of any stockholder meeting, including, without limitation, determining whether any proposals or nominations were properly brought before such meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman of the Board (or his or her designee) shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, requiring ballots by written consent (except as limited by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), or by the DGCL), limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 2.2.            Annual Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, subject to any postponement in the Board of Directors’ sole discretion, upon notice of such postponement given in any manner deeded reasonable by the Board of Directors.

SECTION 2.3.            Special Meetings.

Section 2.3.1      Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise proscribed by the DGCL or by the Certificate of Incorporation, may be called exclusively by: (a) the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Corporation, (b) an action of the Board of Directors or (c) the Secretary of the Corporation (the “Secretary”) following receipt of one or more requests in writing from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought for the proposed special meeting. In order for a special meeting upon stockholder request (a “stockholder requested special meeting”) to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the stockholders of the Corporation holding the requisite percent of the voting stock of the Corporation (the “Requisite Percent”) and must be delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that no stockholder requested special meeting shall be called pursuant to any Special Meeting Request unless one or more Special Meeting Requests relating to such meeting constituting the Requisite Percent have been delivered to the Secretary in compliance with all of the requirements of this Section 2.3 within sixty (60) days of the earliest dated Special Meeting Request in respect of such stockholder requested special meeting. The Special Meeting Request(s) shall (i) set forth the name and address, as they appear on the Corporation’s books, of each stockholder of the Corporation signing such request, (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment, which language shall be contained in the notice of special meeting), (iii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iv) provide documentary evidence that the stockholder(s) requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary, (v) provide a representation by each stockholder signing the Special Meeting Request that such stockholder intends to appear in person at the stockholder requested special meeting and is entitled to vote thereon, (vi) provide a representation by each stockholder signing the Special Meeting Request that such stockholder intends to continue ownership of such shares through the date of the special meeting, and (vii) include any additional information required to be included under Section 2.5.3 and/or Section 2.6.2 hereof in a stockholder’s notice with respect to the matter or matters proposed to be acted on at the special meeting. Any requesting stockholder may revoke its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. Whether the requesting stockholders have complied with the requirements of this Section 2.3 and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

Section 2.3.2      Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the DGCL. In the case of a stockholder requested special meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting delivered in accordance with Section 2.4 below, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with Section 2.13 below; provided that, except as otherwise provided herein, the date of any stockholder requested special meeting shall be not more than ninety (90) days after the Special Meeting Request(s) constituting the Requisite Percent have been delivered to or received by the Secretary.

Section 2.3.3      Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s) signed by stockholders holding the Requisite Percent of the Corporation’s voting stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the stockholder Special Meeting Request(s), to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a Special Meeting Request appears at or sends a qualified representative to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting.

Section 2.3.4      Except as otherwise provided by law, in the case of a stockholder requested special meeting, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.3 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.3 or the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, a special meeting of the Corporation proposed to be called by a stockholder or stockholders in such capacity shall not be required to be held if: (i) the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the Special Meeting Request, (ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (iii) an identical or substantially similar item was presented at any meeting of stockholders held within ninety (90) days prior to the receipt by the Secretary of the Special Meeting Request (with the election of directors deemed a substantially similar item with respect to all items of business involving the election or removal of directors), or (iv) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the Chairman of the Board or the Secretary not to call such a meeting) if, at any time after receipt by the Secretary of a proper Special Meeting Request, there are no longer valid Special Meeting Requests from stockholders holding in the aggregate at least the Requisite Percent, whether because of revoked requests or otherwise.

SECTION 2.4.            Notice of Meeting. Written notice of the annual and each special meeting of stockholders of the Corporation, stating the time, place and purpose or purposes thereof, and the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and able to vote at such meeting, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting and shall be signed by the Chairman of the Board, the President or the Secretary. The Board of Directors may postpone a special meeting in its sole discretion in any manner it deems reasonable.

SECTION 2.5.            Business Conducted at Meetings.

Section 2.5.1      (a) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be:

(i)                 specified in the notice of meeting (or any supplement thereto provided within the notice period specified in Section 2.4) given by or at the direction of the Chairman of the Board, the President or the Board of Directors;

(ii)              otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(iii)            otherwise properly brought before the meeting by any stockholder of the Corporation (subject to Section 2.3 and 2.5.1(b) of these Bylaws) who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and (B) complies with the advance notice procedures set forth in this Section 2.5.

(b)               Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting, the foregoing clause 2.5.1(a)(iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders, provided that in the case of a special meeting of stockholders, the item of business is presented by the requisite number of stockholders of the Corporation in accordance with Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.6.2 hereof, and this Section 2.5.1 shall not be applicable to director nominations.

Section 2.5.2      To be timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first given or made (which shall include the making of any and all filings of the Corporation made on the EDGAR system of the U.S. Securities and Exchange Commission (“SEC”) or any similar public database maintained by the SEC, whichever first occurs). In the case of a special meeting of stockholders, notice must be provided not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting is first given or made.

Section 2.5.3      For all business other than director nominations, a record stockholders’ notice to the Secretary shall set forth in writing as to each matter the stockholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions, bylaws or certificate of incorporation amendments proposed for consideration, (b) the name and address, as they appear on the Corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by the stockholders and each of their affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the stockholders in such proposed business and any agreements or understandings to which such stockholders are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such stockholder and any other person or persons (including their names), (e) a representation as to whether or not such stockholder intends to solicit proxies; (f) a representation as to whether or not such stockholder intends to appear in person or by proxy at the applicable meeting, (g) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (h) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 2.5.4      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5, and the Board of Directors shall be under no obligation to consider any stockholder proposals that do not comply with this Section 2.5. The chairman of the meeting shall, in his or her sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting. Any such business not properly brought before the meeting shall not be transacted. If and to the extent that shares of the Corporation’s capital stock are registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, nothing in this Section 2.5 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC. Notwithstanding the foregoing, (a) the advance notice provisions of these Bylaws shall apply to all stockholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement, and (b) the obligations to further update and supplement any stockholder notice pursuant to Section 2.6.4 shall apply to any stockholder that provides a notice to the Secretary and/or the Corporation pursuant to this Section 2.5 as if such stockholder were a Proposing Stockholder (as defined below).

SECTION 2.6.            Nomination of Directors. Subject to Section 2.7, nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 2.6.1      Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Secretary, and if and to the extent that shares of the Corporation’s capital stock are registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, each proposed nominee nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

Section 2.6.2      A stockholder intending to nominate one or more candidates for election as directors must deliver a notice to the Secretary in accordance with the time periods prescribed for delivery of a stockholder’s notice under Section 2.5.2 for such nomination to be properly brought before the meeting. Such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), and (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (the “Proposing Stockholder”) (i) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (ii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by the Proposing Stockholder and owned of record and beneficially by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, (iii) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of capital stock of the Corporation, (v) a representation that the Proposing Stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (vi) a representation as to whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. Such notice also shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected, and a Questionnaire (as defined below) signed and completed by each such nominee and a written representation and agreement signed by each such nominee as required pursuant to Section 2.6.3 of these Bylaws.

Section 2.6.3      To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.5.2) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) (the “Questionnaire”) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Certificate of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person's nomination for director or service as a director, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

Section 2.6.4      A Proposing Stockholder shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this Section 2.6 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five (5) business days after such record date and (y) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof). In addition, at the request of the Board of Directors, a proposed nominee shall furnish to the Secretary within five (5) days after receipt of such request such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and if such information is not furnished within such time period, the notice of such proposed nominee’s nomination shall not be considered to have been timely given for purposes of this Section 2.6.

Section 2.6.5      In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 2.6.6      If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7.            Nomination of Directors Through Proxy Access.

Section 2.7.1      Subject to the provisions of this Section 2.7, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 2.7 (each, a “Proxy Access Stockholder Nominee”); provided that:

(a)               timely written notice of such Proxy Access Stockholder Nominee satisfying this Section 2.7 (“Proxy Access Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Proxy Access Notice is delivered, satisfy the ownership and other requirements of this Section 2.7 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”);

(b)               the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Notice to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy statement pursuant to this Section 2.7; and

(c)               the Eligible Stockholder and the Proxy Access Stockholder Nominee otherwise satisfy the requirements of this Section 2.7.

Section 2.7.2      To be timely, the Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation, not later than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date that the Corporation’s definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Proxy Access Notice must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of: (i) the one hundred twentieth (120th) day prior to such annual meeting; or (ii) the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Proxy Access Notice.

Section 2.7.3      In addition to including the name of the Proxy Access Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(a)               the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act, and the rules and regulations promulgated thereunder; and

(b)               if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of its Proxy Access Stockholder Nominee, which must be provided at the same time as the Proxy Access Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.7, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 2.7 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Stockholder Nominee.

Section 2.7.4      The number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.7 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.7 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(a)               in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(b)               any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Proxy Access Stockholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee pursuant to this Section 2.7 for the next two (2) annual meetings of stockholders following the meeting for which the Proxy Access Stockholder Nominee has been nominated for election; and

(c)               any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee for any of the two (2) preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.7 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Section 2.7.5      An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents 3% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Notice is delivered to or received by the Corporation in accordance with this Section 2.7 and the record date for determining stockholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 2.7, the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(a)               the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20); and

(b)               each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three (3) years.

Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.7 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 2.7.5. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.7.

Section 2.7.6      A group of two (2) or more funds shall be treated as one (1) stockholder or person for this Section 2.7 provided that the other terms and conditions in this Section 2.7 are met and the funds are:

(a)               under common management and investment control;

(b)               under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(c)               a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

Section 2.7.7      For purposes of this Section 2.7, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both:

(a)               the full voting and investment rights pertaining to the shares; and

(b)               the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares:

(i)                 sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(ii)              borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(iii)            subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (B) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on three (3) business days’ notice and recalls such loaned shares not more than three business days after being notified that any of its Proxy Access Stockholder Nominees will be included in the Corporation’s proxy statement. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.7, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

Section 2.7.8      An Eligible Stockholder must provide with its Proxy Access Notice the following information in writing to the Secretary:

(a)               one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide:

(i)                 within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and

(ii)              immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(b)               the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.7):

(i)                 intends to continue to satisfy the eligibility requirements described in this Section 2.7 through the date of the annual meeting, including a statement that the Eligible Stockholder intends to continue to own the Required Shares for at least one (1) year following the date of the annual meeting,

(ii)              acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(iii)            has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Stockholder Nominee(s) being nominated pursuant to this Section 2.7,

(iv)             has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee,

(v)               will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(vi)             has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(vii)          agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(viii)        agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.7,

(ix)             will file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(x)               will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(c)               the written consent of each Proxy Access Stockholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(d)               a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(e)               in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(i)                 documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 2.7.6 to be treated as one stockholder or person for purposes of this Section 2.7, and

(ii)              the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(f)                if desired, a Statement.

Section 2.7.9      Each Proxy Access Stockholder Nominee must:

(a)               provide within five (5) business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(i)                 the Proxy Access Stockholder Nominee has read and agrees to adhere to the Corporation’s policies or guidelines applicable to directors,

(ii)              the Proxy Access Stockholder Nominee is not and will not become a party to: (A) any Voting Commitment that has not been disclosed to the Corporation; or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and

(iii)            the Proxy Access Stockholder Nominee is not and will not become a party to any Compensation Arrangement in connection with such person’s nomination for director or service as a director that has not been disclosed to the Corporation;

(b)               complete, sign, and submit all questionnaires required of the Corporation’s Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and

(c)               provide within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Stockholder Nominee meets the requirements of this Section 2.7 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors.

Section 2.7.10  In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary in writing of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Stockholder Nominee from its proxy materials as provided in this Section 2.7.

Section 2.7.11  The Corporation shall not be required to include pursuant to this Section 2.7 a Proxy Access Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(a)               if the Eligible Stockholder who has nominated such Proxy Access Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 2.7, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee;

(b)               who is not independent under the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors;

(c)               whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, Code of Business Conduct and Ethics, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, or any applicable state or federal law, rule, or regulation;

(d)               who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(e)               who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(f)                who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(g)               if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.7.

Section 2.7.12  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(i)                 the Proxy Access Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.7, as determined by the Board of Directors or the person presiding at the meeting; or

(ii)              the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.7.

SECTION 2.8.            Quorum; Adjournment.

Section 2.8.1      The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (provided the proxy has authority to vote on at least one matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy (provided the proxy has authority to vote on at least one matter at such meeting) in order to constitute a quorum as to such class vote, and except as otherwise provided by the DGCL or by the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8.2      Notwithstanding any other provision of the Certificate of Incorporation or these Bylaws, at any annual or special meeting of stockholders of the Corporation, whether or not a quorum is present, the Chairman of the Board or the person presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4 of these Bylaws. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.9.            Voting; Proxies.

Section 2.9.1      Except as provided for below or by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders, any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast. Except as provided below with respect to Contested Elections (as defined below), each nominee for director shall be elected by the majority of the votes cast (which includes votes withheld) with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. Any incumbent director who is not elected because he or she does not receive such a majority of the votes cast as required under this Section 2.9.1 shall immediately tender his or her resignation for consideration by the Board of Directors. The Board of Directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the Board of Directors will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within ninety (90) days from the date of the certification of the director election results. The director who fails to receive a majority vote will not participate in the Board of Directors’ decision. The Board of Directors may fill any vacancy resulting from the non-election or resignation of a director as provided in these Bylaws.

Section 2.9.2      Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these Bylaws, a “Contested Election” means an election of directors with respect to which, as of five (5) days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In determining the number of votes cast in a Contested Election, abstentions and broker non-votes, if any, will not be treated as votes cast. The provisions of Section 2.9.1 and this Section 2.9.2 shall govern with respect to all votes of stockholders except as otherwise provided for in the Certificate of Incorporation or by a specific statutory provision superseding the provisions of these Bylaws.

Section 2.9.3      Every stockholder having the right to vote shall be entitled to vote in person, or by proxy: (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission subject to any procedures the Board of Directors may adopt from time to time to determine that the electronic record is authorized by the stockholder; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1). Unless required by the DGCL or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. No stockholder shall have cumulative voting rights.

SECTION 2.10.        Consent of Stockholders. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if stockholders, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing to such corporate action being taken; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by the DGCL. The record date for determining stockholders entitled to authorize or take corporate action by consent in writing shall be as fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by such written consent shall, by written notice delivered to the Secretary at the principal executive offices of the Corporation request that a record date be fixed for such purpose (each such notice, a “Request”). Such Request must (a) describe the action or actions proposed to be authorized or taken by written consent, (b) contain the text of the proposal or proposals (including the text of any resolutions to be adopted by the written consent and the language of any proposed amendment to these Bylaws), and (c) include any additional information required to be included under Section 2.5.3 and/or Section 2.6.2 hereof in a stockholder’s notice with respect to the action or actions proposed to be authorized or taken by written consent. Upon receipt of such Request, the Board of Directors shall adopt a resolution fixing a record date within ten (10) days of the date on which the Request was received, provided that such record date shall not be more than ten (10) days after the date of the adoption of such resolution. Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and such written consents shall not be effective to take or authorize the taking of the action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered in the manner required by this Section 2.10, written consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

SECTION 2.11.        Voting of Stock of Certain Holders. Shares standing in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the governing documents of such entity may prescribe, or in the absence of such provision, as the board of directors or governing body of such entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares outstanding in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent the stock and vote thereon.

SECTION 2.12.        Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.13.        Fixing Record Date. The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board of Directors), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date.

SECTION 2.14.        Inspectors. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If no inspector is able to act at the meeting, the person presiding at the meeting may appoint one (1) or more alternate inspectors. In case any person who may be appointed as an inspector or alternate inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 2.15.        List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before the meeting during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 3
BOARD OF DIRECTORS

SECTION 3.1.            Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Subject to compliance with the provisions of the DGCL, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of, the Corporation.

SECTION 3.2.            Number, Qualifications Term.

Section 3.2.1      The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than eleven (11). Within such limitations, the number of the directors of the Corporation shall be determined solely in the discretion of the Board of Directors. Directors need not be residents of Delaware or stockholders of the Corporation. Each director shall be at least eighteen (18) years of age.

Section 3.2.2      Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.3.            Vacancies, Additional Directors; Removal From Office; Resignation. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced. A director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided such action is taken in accordance with the provisions of Article 2 hereof. Any director may resign or voluntarily retire upon giving written notice to the Chairman of the Board or the Board of Directors. Any retirement or resignation of a director shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective.

SECTION 3.4.            Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaws provision, at the place of, and immediately prior to and/or following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time determine, either within or without the State of Delaware, without notice.

SECTION 3.5.            Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of a majority of the directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.6.            Notice of Special Meeting. Written notice (including via email) of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of a special meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the DGCL.

SECTION 3.7.            Quorum. A majority of the total number of directors then serving on the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

SECTION 3.8.            Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article 4 of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee, as the case may be. Evidence of any consent to action under this Section 3.8 may be provided in writing, including electronically via email or facsimile.

SECTION 3.9.            Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method (including by means of the Internet) so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10.        Compensation. Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for their services on committees.

SECTION 3.11.        Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

ARTICLE 4
COMMITTEES OF DIRECTORS

SECTION 4.1.            Generally. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the Corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.2.            Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.3.            Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Corporation’s Secretary, any Assistant Secretary or any other designated person shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the Corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

ARTICLE 5
NOTICE

SECTION 5.1.            Methods of Giving Notice.

Section 5.1.1      Notice to Directors or Committee Members. Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be: (a) given in writing and mailed to such director or committee member, (b) sent by electronic transmission (including via e-mail) to such director or committee member, or (c) given orally or by telephone; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) facsimile transmission, when receipt of the fax is confirmed electronically, (ii) electronic mail, when delivered to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the director or member.

Section 5.1.2      Notices to Stockholders. Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, personal notice is not required but such notice may be given: (a) in writing and mailed to such stockholder, (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given or (c) as otherwise permitted by the SEC. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on a website or an electronic network together with a separate notice to the stockholder of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the stockholder.

SECTION 5.2.            Written Waiver. Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in a signed writing or sent by the transmission of an electronic record attributed to the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5.3.            Consent. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for lack of notice is made at the time, and if any meeting be irregular for lack of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

ARTICLE 6
OFFICERS

SECTION 6.1.            Officers. The officers of the Corporation shall include the Chairman of the Board, the President, the Treasurer and the Secretary. The officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer or Chief Accounting Officer and such other officers and agents with such titles as the Board of Directors may prescribe, including, without limitation, one or more Vice Presidents of any class or designation, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors or President, as applicable. Any two (2) or more offices may be held by the same person. The Chairman of the Board shall be elected from among the directors. No officer need be a director or a stockholder of the Corporation. The Board of Directors may delegate to any officer of the Corporation the power to appoint other officers and to prescribe their respective duties and powers.

SECTION 6.2.            Election and Term of Office. The President, Chairman of the Board, Treasurer and Secretary shall be elected only by, and shall serve only at the pleasure of, the Board of Directors. All other officers of the Corporation may be appointed as the Board of Directors or the Chairman of the Board or President deem necessary and elect or appoint. The officers of the Corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors’ first regular meeting held following their election or appointment or as soon thereafter as conveniently possible). Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board.

SECTION 6.3.            Removal and Resignation. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors and, other than the Chairman of the Board, the Chief Financial Officer and the President, may also be removed, either with or without cause, by action of the Chairman of the Board or President whenever, in his, her or their judgment, as applicable, the best interests of the Corporation shall be served thereby, but such right of removal and any purported removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any executive officer or other officer or agent may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4.            Vacancies. Any vacancy occurring in any required office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any other office may be filled as the Board of Directors, the Chairman of the Board or President deem necessary.

SECTION 6.5.            Compensation. The compensation of the President shall be determined by the Board of Directors or a designated committee thereof. Compensation of all other officers of the Corporation shall be determined by the President in consultation with the Board of Directors or a designated committee thereof. No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6.            Chairman of the Board. The Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the Corporation), if such an officer be elected, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman of the Board’s absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the President. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers. The Chairman of the Board may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He or she may sign with the President or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

SECTION 6.7.            President. The President shall, subject to the oversight by and control of the Board of Directors and the Chairman of the Board, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Chairman of the Board fully informed and shall consult them concerning the business of the Corporation. Subject to the supervisory powers of the Board and the Chairman of the Board, the President may sign with the Chairman of the Board or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. In general, he or she shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors and such other duties as may be prescribed by the stockholders, Chairman of the Board or the Board of Directors from time to time.

SECTION 6.8.            Chief Executive Officer. The Chief Executive Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.9.            Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 6.10.        Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

ARTICLE 7
CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 7.1.            Contracts, etc. Subject to the provisions of Section 6.1 of these Bylaws, the Board of Directors may authorize any officer, officers, agent or agents to enter into and/or execute any and all agreements, deeds, bonds, mortgages, contracts and other obligations or instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2.            Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3.            Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.

SECTION 7.4.            Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE 8
SHARES OF STOCK

SECTION 8.1.            Issuance. Each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of capital stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock in accordance with Section 8.5 herein. If shares are represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by any two (2) authorized officers of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that except as otherwise provided by the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. In addition to the above, all certificates (or uncertificated shares in lieu of a new certificate) evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the DGCL.

SECTION 8.2.            Lost Certificates. The Board of Directors may direct that a new certificate or certificates (or uncertificated shares in lieu of a new certificate) be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3.            Transfers. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to cancel the old certificate, issue a new certificate (or uncertificated shares in lieu of a new certificate) to the person entitled thereto and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 8.4.            Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 8.5.            Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE 9
DIVIDENDS

SECTION 9.1.            Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.2.            Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10
INDEMNIFICATION

The Corporation shall provide indemnification to the fullest extent provided for by law, as specified in the Certificate of Incorporation.

ARTICLE 11
MISCELLANEOUS

SECTION 11.1.        Books. The books of the Corporation may be kept within or without the State of Delaware (subject to any provisions contained in the DGCL) at such place or places as may be designated from time to time by the Board of Directors, including on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL.

SECTION 11.2.        Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 11.3.        Ratification. Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 11.4.        Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.

SECTION 11.5.        Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE 12
AMENDMENTS

The stockholders of the Corporation may alter, amend, repeal or remove any Bylaw only by the affirmative vote of a majority of the stockholders entitled to vote at a meeting of the stockholders, duly called; provided, however, that no such change to any Bylaw shall alter, modify, waive, abrogate or diminish the Corporation’s obligation to provide the indemnity called for by Article 10 of these Bylaws, the Certificate of Incorporation or applicable law. Subject to the laws of the State of Delaware, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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